Exhibit 99.1
Cornerstone Therapeutics Reports First Quarter 2010 Financial Results
     Achieved Record Quarterly Net Revenues of $36.4 million
     Factive® monthly prescriptions up 285% since October 2009 launch
     Curosurf® volumes up 8.3% in the three months ended March 31, 2010 compared to the corresponding period in 2009
     Cash on hand increased $8.7 million to $27.5 million at March 31, 2010
Cary, N.C., May 4, 2010 — Cornerstone Therapeutics Inc. (NASDAQ: CRTX) today reported financial results for the first quarter ended March 31, 2010.
Total net revenue was a record $36.4 million for the first quarter ended March 31, 2010, representing a 19% increase over the $30.7 million reported for the first quarter last year. Net product sales from strategic products were 48% of total net revenues, or $17.5 million, for the first quarter of 2010, up from 29% of total net revenues for the first quarter of 2009. Net product sales for Curosurf and Factive were $7.1 million and $2.1 million for the first quarter ended March 31, 2010, respectively. Curosurf and Factive product rights were acquired at the end of the third quarter of 2009. Net product sales from our legacy products were $18.8 million for the first quarter of 2010 compared to $21.1 million in the first quarter of 2009.
“We are very pleased with the start to 2010,” said Craig A. Collard, Cornerstone’s President and Chief Executive Officer. “We continue to execute on our goal of transitioning the business to our strategic proprietary products, which now account for nearly half of our revenues. We are gaining momentum with our Curosurf and Factive products and we believe that building on this base will provide us with long-term, sustainable and growing revenues, profits and cash flows. We have also accumulated significant cash on hand and we are actively seeking further specialty products to complement our portfolio.”
Total cost of product sales, exclusive of amortization of product rights, was $6.8 million for the first quarter of 2010. Gross margin for the three months ended March 31, 2010 decreased eight percentage points to 81% compared to the three months ended March 31, 2009 due to a relatively higher portion of our net product sales in the first quarter of 2010 being derived from products that have lower gross margins, specifically Curosurf. Selling, general and administrative expenses increased $3.2 million, or 35%, in the first quarter ended March 31, 2010 compared to the first quarter ended March 31, 2009. Royalty expenses decreased $1.7 million, or 27%, during the first quarter ended March 31, 2010 compared to the first quarter ended March 31, 2009. GAAP income from operations was $8.1 million for the first quarter of 2010, or $11.9 million on a non-GAAP basis.

As of March 31, 2010, the Company had $27.5 million in cash and cash equivalents, an increase of $8.7 million compared to December 31, 2009.
Key Financial Metrics

	Three Months Ended
	March 31,
	2010	2009
GAAP income from operations	$8,063	$10,359
Non-GAAP income from operations(1)	$11,938	$11,435

GAAP net income	$5,013	$6,315
Non-GAAP net income(2)	$7,423	$6,976

GAAP net income per share, diluted	$0.19	$0.48
Non-GAAP net income per share, diluted(3)	$0.29	$0.53

[1]	Non-GAAP income from operations is a non-GAAP financial measure that excludes stock-based compensation, amortization of product rights and acquisition-related expenses. See reconciliation tables below for full details.

[2]	Non-GAAP net income is a non-GAAP financial measure that excludes stock-based compensation, amortization of product rights and acquisition-related expenses, and the income tax effects of these items. See reconciliation tables below for full details.

[3]	Non-GAAP net income per share, diluted is a non-GAAP financial measure that is calculated as non-GAAP net income divided by the diluted weighted-average common shares. See reconciliation tables below for full details.
2010 Outlook
Cornerstone is reiterating the 2010 revenue guidance it provided in January of this year of net revenues in excess of $112 million. This estimate assumes that revenue contribution from strategic products will increase from less than 40% of net revenues in 2009 to in excess of 75% of net revenues in 2010. In addition, the Company continues to anticipate achieving income from operations on a GAAP basis of $1.0 million and on a non-GAAP basis of $16.4 million.
Conference Call Information
Cornerstone Therapeutics will host a conference call today at 8:00 AM ET to discuss its financial results for the quarter ended March 31, 2010. Management will also provide an update on the Company’s strategy, operations and product development pipeline. To participate in the live conference call, please dial 866-804-6924 (U.S. callers) or 857-350-1670 (international callers), and provide passcode 80662773. A live webcast of the call will also be available through the “Investors—Webcasts & Presentations” section of the Company’s website at www.crtx.com. Please allow extra time prior to the webcast to register for the webcast and to download and install any necessary audio software.
The webcast will be archived for 30 days, and a telephone replay of the call will be available for seven days, beginning today at 11:30 AM ET, by dialing 888-286-8010 (U.S. callers) or 617-801-6888 (international callers), and providing passcode 11546306.

About Cornerstone Therapeutics
Cornerstone Therapeutics Inc. (NASDAQ CM: CRTX), headquartered in Cary, N.C., is a specialty pharmaceutical company focused on acquiring, developing and commercializing significant products primarily for the respiratory and related markets. The Company currently promotes multiple marketed products in the United States to respiratory-focused physicians and key retail pharmacies with its specialty sales force. The Company also has a late-stage clinical pipeline with a recent regulatory submission filing and four additional regulatory approval submissions targeted within the next three years. Key elements of the Company’s strategy are to in-license or acquire rights to underpromoted, patent-protected, branded respiratory or related pharmaceutical products, or late-stage product candidates; implement life cycle management strategies to maximize the potential value and competitive position of the Company’s currently marketed products, newly acquired products and product candidates that are currently in development; grow product revenue through the Company’s specialty sales force which is focused on the respiratory and related markets; and maintain and strengthen the intellectual property position of the Company’s currently marketed products, newly acquired products and product candidates.
Use of Non-GAAP Financial Measures
This press release highlights the Company’s financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain costs and charges that are excluded from non-GAAP results. By publishing the non-GAAP financial measures, management intends to provide investors with additional information to further analyze the Company’s performance and underlying trends. Management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP, and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.
Safe Harbor Statement
Statements in this press release regarding the progress and timing of our product development programs and related trials; our future opportunities; our strategy, future operations, anticipated financial position, future revenues and projected costs; our management’s prospects, plans and objectives; and any other statements about management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.
Any statements that are not statements of historical fact (including, without limitation, statements containing the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “target,” “will,” “would” and similar expressions) should also be considered to be forward-looking statements.
There are a number of important factors that could cause our actual results or events to differ materially from those indicated by such forward-looking statements, including risks relating to our ability to develop and maintain the necessary sales, marketing, supply chain, distribution and manufacturing capabilities to commercialize our products; the possibility that the Food and Drug

Administration (the FDA) will take enforcement action against us or one or more of our marketed drugs that do not have FDA-approved marketing applications; patient, physician and third-party payor acceptance of our products as safe and effective therapeutic products; our ability to maintain regulatory approvals to market and sell our products with FDA-approved marketing applications; our ability to obtain FDA approval to market and sell our products under development; difficulties relating to clinical trials, including difficulties or delays in the completion of patient enrollment, data collection or data analysis; the results of preclinical studies and clinical trials with respect to our products under development and whether such results will be indicative of results obtained in later clinical trials; and the other factors described in Item 1A (Risk Factors) of our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the SEC) on March 4, 2010 and in our subsequent filings with the SEC. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.
In addition, the statements in this press release reflect our expectations and beliefs as of the date of this release. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. However, while we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise. Our forward-looking statements do not reflect the potential impact of any acquisitions, mergers, dispositions, business development transactions, joint ventures or investments that we may make or enter into. These forward-looking statements should not be relied upon as representing our views as of any date after the date of this release.
Trademarks
Curosurf® is owned by Chiesi Farmaceutici S.p.A. Factive® is owed by LG Life Sciences, Ltd. Each of these trademarks is licensed to Cornerstone Therapeutics for sales and marketing purposes in the United States and, with respect to Factive®, certain other countries.
Investor Relations Contacts:
FD
Brian Ritchie
212-850-5600
brian.ritchie@fd.com
Media Relations Contact:
FD
Robert Stanislaro
212-850-5600
robert.stanislaro@fd.com
FINANCIAL TABLES FOLLOW

CORNERSTONE THERAPEUTICS INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share data)

	Three Months Ended
	March 31,
	2010	2009
	(Unaudited)
Net revenues	$36,406	$30,705
Costs and expenses:
Cost of product sales (exclusive of amortization of product rights)	6,819	3,201
Selling, general and administrative	12,425	9,181
Royalties	4,598	6,291
Research and development	906	1,162
Amortization of product rights	3,595	511

Total costs and expenses	28,343	20,346

Income from operations	8,063	10,359

Other expenses:
Interest expense, net	(1)	(72)

Total other expenses	(1)	(72)

Income before income taxes	8,062	10,287
Provision for income taxes	(3,049)	(3,972)

Net income	$5,013	$6,315

Net income per share, basic	$0.20	$0.53

Net income per share, diluted	$0.19	$0.48

Weighted-average common shares, basic	25,349,677	12,023,747

Weighted-average common shares, diluted	25,951,952	13,114,505

CORNERSTONE THERAPEUTICS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	March 31,	December 31,
	2010	2009
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$27,536	$18,853
Accounts receivable, net	19,854	16,548
Inventories, net	21,366	18,106
Prepaid and other current assets	3,021	4,808
Deferred income tax asset	3,938	3,507

Total current assets	75,715	61,822

Property and equipment, net	1,365	1,312
Product rights, net	123,211	126,806
Goodwill	13,231	13,231
Amounts due from related parties	38	38
Other assets	154	113

Total assets	$213,714	$203,322

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,132	$7,172
Accrued expenses	25,884	23,703
Current portion of license agreement liability	1,089	1,019
Current portion of capital lease	10	10
Income taxes payable	2,900	1,606

Total current liabilities	38,015	33,510

License agreement liability, less current portion	1,341	1,341
Capital lease, less current portion	36	39
Deferred income tax liability	4,257	4,564

Total liabilities	43,649	39,454

Commitments and contingencies, Note 6
Stockholders’ equity
Preferred stock — $0.001 par value, 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock — $0.001 par value, 90,000,000 shares authorized; 25,389,528 and 25,022,644 shares issued and outstanding as of March 31, 2010 and December 31, 2009, respectively	25	25
Additional paid-in capital	158,929	157,745
Retained earnings	11,111	6,098

Total stockholders’ equity	170,065	163,868

Total liabilities and stockholders’ equity	$213,714	$203,322

CORNERSTONE THERAPEUTICS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended March 31,
	2010	2009
	(Unaudited)
Cash flows from operating activities
Net income	$5,013	$6,315
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	3,678	564
Provision for prompt payment discounts	1,144	63
(Recovery of) provision for inventory obsolescence	(457)	77
Stock-based compensation	280	254
Benefit from deferred income taxes	(738)	(284)
Changes in operating assets and liabilities:
Accounts receivable	(4,450)	(3,384)
Inventories	(2,803)	(1,695)
Prepaid and other assets	1,746	(904)
Accounts payable	960	(1,565)
Accrued expenses	2,251	1,147
Income taxes payable	1,294	643

Net cash provided by operating activities	7,918	1,231

Cash flows from investing activities
Proceeds from sale of marketable securities	—	300
Purchase of property and equipment	(136)	(79)

Net cash (used in) provided by investing activities	(136)	221

Cash flows from financing activities
Proceeds from exercise of common stock options	483	—
Excess tax benefit from stock-based compensation	421	—
Principal payments on capital lease obligation	(3)	(2)

Net cash provided by (used in) financing activities	901	(2)

Net increase in cash and cash equivalents	8,683	1,450
Cash and cash equivalents as of beginning of year	18,853	9,286

Cash and cash equivalents as of end of year	$27,536	$10,736

Cornerstone Therapeutics Inc.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share data — unaudited)
The following tables show the non-GAAP financial measures used in this press release reconciled to the most directly comparable GAAP financial measures.

	Three Months Ended March 31,
	2010	2009
GAAP income from operations	$8,063	$10,359
Add: stock-based compensation	280	254
Add: amortization of product rights	3,595	511
Add: acquisition-related expenses[1]	—	311

Non-GAAP income from operations	$11,938	$11,435

GAAP net income	$5,013	$6,315
Add: stock-based compensation	280	254
Add: amortization of product rights	3,595	511
Add: acquisition-related expenses[1]	—	311
Less: tax effects related to above items[2]	(1,465)	(415)

Non-GAAP net income	$7,423	$6,976

GAAP net income per share, diluted	$0.19	$0.48

Non-GAAP net income per share, diluted	$0.29	$0.53

Shares used in diluted net income per share calculation:
GAAP net income	25,951,952	13,114,505

Non-GAAP net income	25,951,952	13,114,505

[1]	Acquisition-related expenses include legal, accounting and related costs that resulted from or were incurred in connection with the Chiesi transaction.

[2]	Tax effects for the three months ended March 31, 2010 and 2009 are calculated using effective tax rates of 37.8% and 38.6% respectively.